Exhibit 99.1

For Immediate Release
Friday, January 28, 2005
Press Release


            FNB CORPORATION REPORTS FOURTH QUARTER EARNINGS
                       AND ANNOUNCES DIVIDEND


CHRISTIANSBURG, Virginia - William P. Heath, Jr., President and CEO of
FNB Corporation (NASDAQ: FNBP), announces fourth quarter 2004 earnings for the parent company of First National Bank, FNB Salem Bank & Trust, and Bedford Federal Savings Bank.

Net income for the fourth quarter was $3,704,000, up $343,000 or 10.2 percent over the $3,361,000 recorded in the fourth quarter of 2003. Basic earnings per share increased from $.47 to $.51. This increase resulted from higher net interest income, due principally to strong growth in loans and deposits. An additional factor was lower non-interest expense in 2004 than in 2003, due in part to a loss on a building sale in the fourth quarter of 2003.

Earnings for the year were up 10.2 percent, from $12,932,000 in 2003 to $14,247,000 in 2004, due to the acquisition of Bedford Federal Savings Bank on August 1, 2003, and higher earnings from the community banking segment. Loans grew 10.4 percent and deposits rose 7.2 percent for the year. This increase was partially offset by reduced volume and income in the secondary market mortgage division. Basic earnings per share were $1.96 in 2004, compared to $2.03 the prior year.

Asset quality at FNB Corporation continues to be sound. Non-performing assets as a percent of loans and other real estate owned improved from .54 percent at year-end 2003 to .50 percent at year-end 2004, which compares favorably with peers. Total assets of the Corporation increased 5.2 percent, from $1,326,811,000 to $1,396,116,000.

Details of the Corporation's financial performance follow.

"FNB is continuing to realize the benefits of its acquisitions by consolidating support functions and introducing additional products and services in new markets," reported Heath. "As a result, the Corporation has been able to boost its earnings from basic banking services to more than offset the decline in revenue from the secondary market mortgage line of business."

Heath also announced that, effective January 1, 2005, Greg W. Feldmann was appointed to succeed Carl F. "Sonny" Tarpley, Jr., as President and CEO of FNB Salem Bank & Trust. "As Sonny approaches his planned retirement, he remains an important part of our team," explained Heath. "He will continue to work with Greg through a transition period. And he will remain a Director of FNB Salem Bank & Trust, though he will retire from FNB Corporation's Board at our upcoming annual meeting."

Heath continued, "A long-time resident of Roanoke, Virginia, Greg Feldmann has enjoyed an impressive 25-year career in financial services. Most recently, he has served as FNB's Executive Vice President in charge of Corporate Banking and Alternative Business Lines. The greater Roanoke Valley represents a growth market for us, and Greg's familiarity with the region, its residents and businesses, will benefit our company as he leads FNB Salem Bank and Trust in the future."

In its meeting yesterday, FNB's Board of Directors established March 15, 2005 as the record date for its Annual Meeting of Shareholders. The meeting will commence at 2:00 p.m. on Tuesday, May 10, 2005, at The Event Centre in Christiansburg, Virginia.

The Board of Directors also approved a quarterly cash dividend payment on February 25, 2005, in the amount of $0.19 per share, to stockholders of record on February 14, 2005. This is an increase of 5.6 percent over the dividend paid in the first quarter of 2004, and it equates to an annual yield to shareholders of approximately 2.9 percent based on the stock's recent trading price.

FNB Corporation is one of the largest publicly-held commercial bank holding companies based in Virginia, with nearly $1.4 billion in assets. Through the activities of its affiliates, First National Bank, FNB Salem Bank & Trust, and Bedford Federal Savings Bank, the Corporation operates 26 full-service branches and 2 loan production offices. Services are also provided around the clock through over 50 automated teller machines, telephone banking, and on-line banking at www.fnbonline.com.

For more information contact:

William P. Heath, Jr.                           Daniel A. Becker
President/CEO                                   Executive Vice President/CFO
(540) 382-6041                                  (540) 381-6758


Statements made in this release relating to the company's future prospects and performance are "forward-looking statements" that are subject to risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those expressed or implied by such statements.
Factors that could have a material adverse effect on the operations and future prospects of the company include, but are not limited to, changes in: interest rates, general economic conditions, the legislative/regulatory climate, monetary and fiscal policies of the US Government including policies of the US Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the company's market area, and accounting principles, policies, and guidelines. The information provided in this release is provided only as of the date of this release, and the company undertakes no obligation to update any forward-looking statements made herein.


FNB CORPORATION AND SUBSIDIARIES
(in thousands, except percent and per share data)

                                       2004       2003     Change   % Change
Quarter Ended December 31
  Net income                    $     3,704 $    3,361        343       10.2
  Net interest income                12,328     12,021        307        2.6
  Net interest income (FTE)(1)       12,412     12,160        252        2.1
  Securities gains(losses), net           6         (8)        14       NM
  Noninterest income excluding
   securities gains (losses)          3,661      3,633         28        0.8
  Noninterest expense                 9,430      9,943       (513)      (5.2)
  Provision for loan losses             753        612        141       23.0

Per Share Data
  EPS basic                     $      0.51 $     0.47       0.04        8.5
  EPS fully diluted                    0.50       0.46       0.04        8.7
  Dividends declared                   0.19       0.18       0.01        5.6
  Book value                          20.63      19.57       1.06        5.4
Weighted average shares
 outstanding basic                    7,269      7,210         59        0.8
Weighted average shares
 outstanding fully diluted            7,339      7,281         58        0.8
Shares outstanding quarter
 end (net of unearned)                7,269      7,212         57        0.8

Financial Ratios
  Return on average assets             1.06%      1.02%
  Return on average share-
   holders' equity                     9.96       9.64
  Net interest margin (1)              3.87       4.05
  Equity to assets                    10.74      10.63
  Allowance for loan losses
   to loans, net of unearned
   income                              1.19       1.20

Selected Balances at December 31
  Total assets                  $ 1,396,116 $1,326,811     69,305        5.2
  Loans, net of unearned
   income                         1,103,470    999,888    103,582       10.4
  Allowance for loan losses          13,165     12,002      1,163        9.7
  Securities                        156,732    193,237    (36,505)     (18.9)
  Deposits                        1,124,267  1,048,802     75,465        7.2
  Other interest-bearing funds      117,541    130,447    (12,906)      (9.9)
  Shareholders' equity              150,001    141,107      8,894        6.3

Twelve Months Ended December 31
  Net income                    $    14,247 $   12,932      1,315       10.2
  EPS basic                            1.96       2.03      (0.07)      (3.4)
  EPS fully diluted                    1.95       2.01      (0.06)      (3.0)
  Dividends declared per share         0.74       0.70       0.04        5.7
  Weighted average shares
   outstanding basic                  7,252      6,378        874       13.7
  Weighted average shares
   outstanding fully diluted          7,320      6,445        875       13.6
  Return on average assets             1.04%      1.14%     (0.10)      NM
  Return on average share-
   holders' equity                     9.82      11.26      (1.44)      NM
  Net interest margin (1)              3.85       4.09      (0.24)      NM

Asset Quality                                 % of Loans           % of Loans
                                       2004      & ORE      2003      & ORE
Nonperforming Assets
  Nonaccrual loans                 $  3,534       0.32  $  3,142       0.31
  Other real estate                   1,269       0.11     1,872       0.19
  Loans past due 90 days
   or more                              747       0.07       437       0.04
  Total nonperforming assets       $  5,550       0.50  $  5,451       0.54


Net charge off ratio                   0.18%                0.12%

(1) Fully taxable equivalent
NM - Not meaningful

FNB CORPORATION AND SUBSIDIARIES
(in thousands, except percent and per share data)

                                       2004       2003     Change   % Change
Alternative Performance Measures
for Quarter Ended
December 31 (2)
  Net income                     $    3,704 $    3,361        343       10.2
  Plus loss on sale of
   building                               -        258       (258)    (100.0)
  Net income excluding sale of
   building                           3,704      3,619         85        2.3
  Plus amortization of core
   deposit intangibles                  347        380        (33)      (8.7)
  Equals cash basis operating
   earnings (2)                       4,051      3,999         52        1.3
  QTD average assets              1,398,100  1,322,879     75,221        5.7
  Less QTD intangible assets         48,094     49,500     (1,406)      (2.8)
  Equals QTD average tangible
   assets (2)                     1,350,006  1,273,379     76,627        6.0
  QTD average equity                148,767    139,544      9,223        6.6
  Less intangible assets equals
   QTD average tangible
   equity (2)                       100,673     90,044     10,629       11.8
  Basic EPS excluding sale
   of building                         0.51       0.50       0.01        2.0
  Cash basis EPS (2)                   0.56       0.56       0.00        0.0
  Cash basis EPS fully
   diluted (2)                         0.55       0.55       0.00        0.0
  Cash basis return on average
   tangible assets (2)                 1.20%      1.26%     (0.06)      (4.8)
  Cash basis return on average
   tangible equity (2)                16.10      17.77      (1.67)      (9.4)

Alternative Performance Measures
for Twelve Months Ended
December 31 (2)
  Net income                    $    14,247 $   12,932      1,315       10.2
  Plus loss on sale of
   building                               -        258       (258)    (100.0)
  Net income excluding sale of
   building                          14,247     13,190      1,057        8.0
  Plus amortization of core
   deposit intangibles                1,387      1,193        194       16.3
  Equals cash basis operating
   earnings (2)                      15,634     14,383      1,251        8.7
  YTD average assets              1,372,251  1,136,043    236,208       20.8
  Less YTD intangible assets         48,616     35,988     12,628       35.1
  Equals YTD average tangible
   assets (2)                     1,323,635  1,100,055    223,580       20.3
  YTD average equity                145,060    114,807     30,253       26.4
  Less intangible assets equals
   YTD average tangible
   equity (2)                        96,444     78,819     17,625       22.4
  Basic EPS excluding sale of
   building                            1.96       2.07      (0.11)      (5.3)
  Cash basis EPS (2)                   2.16       2.26      (0.10)      (4.4)
  Cash basis EPS fully diluted (2)     2.14       2.23      (0.09)      (4.0)
  Cash basis return on average
   tangible assets (2)                 1.18%      1.31%     (0.13)      (9.9)
  Cash basis return on average
   tangible equity (2)                16.21      18.25      (2.04)     (11.2)


(2) As a supplement to Generally Accepted Accounting Principles ("GAAP"), management also reviews operating performance based on its "cash basis earnings" to fully analyze its core businesses. Cash basis earnings exclude the non-recurring loss on sale of building in 2003 and amortization expense attributable to intangibles (goodwill and core deposit intangibles) that do not qualify as regulatory capital. Financial ratios based on cash basis earnings exclude the non-recurring loss on sale of building and amortization of nonqualifying intangible assets from earnings and the unamortized balance of nonqualifying intangibles from assets and equity.

    In management's opinion, cash basis earnings are useful to investors because by excluding material non-recurring items and non-operating adjustments stemming from the consolidation of our organization, they allow investors to see clearly the combined economic results of our multi-bank company. These non-GAAP disclosures should not, however, be viewed as a substitute for GAAP measures, nor should they be viewed in direct comparison with non-GAAP measures of other companies.